Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm in this Registration Statement on Form S-1 (including the prospectus included in this Registration Statement, any amendments thereto, related appendices, and financial statements) filed by Imperial Resources, LLC (to be converted as described therein to a corporation named Empire Energy Holdings, Inc.), or the Registration Statement; and to the use and inclusion of our reports or summaries of reserves, dated February 27, 2013, and February 24, 2014, with respect to the estimates of reserves and future net revenues as of December 31, 2012 and December 31, 2013, in the Registration Statement, as an appendix to the prospectus included in this Registration Statement and/or as an exhibit to this Registration Statement. We further consent to the reference to our firm as experts in this Registration Statement, including the prospectus included in this Registration Statement.

LAROCHE PETROLEUM CONSULTANTS, LTD.

By:	/s/ William M. Kazmann
William M. Kazmann
Senior Partner

Dallas, Texas

October 10, 2014